UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2017 Salaries and Bonus Targets. On March 14, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of RTI Surgical, Inc. (the “Company”) approved 2017 salaries and bonus targets (expressed as a percentage of salary) for each of the Company’s executive officers. The Company disclosed the salaries and bonus targets for certain executive officers in its Current Report on Form 8-K, filed March 20, 2017 (the “March 20 8-K”), and indicated that an amendment would be filed once the Compensation Committee determined the performance criteria.

On May 3, 2017, the Compensation Committee completed a bonus plan for the 2017 calendar year (the “2017 Bonus Plan”) by determining the performance criteria. The Company disclosed the 2017 Bonus Plan and performance criteria in its Current Report on Form 8-K, filed June 8, 2017 (the “June 8 8-K”). The June 8 8-K incorrectly listed “operating income as a percentage of total revenues” as one of the performance criteria, rather than “operating income” which is correct. Otherwise, the disclosures in the March 20 8-K and the June 8 8-K remain correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: July 24, 2017	By: /s/ Robert P. Jordheim Name: Robert P. Jordheim Title: Executive Vice President and Chief Financial Officer